Exhibit 99.1

Wachovia Capital Finance Corporation (Canada)

141 Adelaide Street West, Suite 1500

Toronto, ON M5H 3L5

[WACHOVIA LETTERHEAD]

August 1, 2006

SMTC Manufacturing Corporation of	SMTC Manufacturing Corporation of
California	Wisconsin
2302 Trade Zone Boulevard	2222 E. Pensar Drive
San Jose, California	Appleton, Wisconsin
USA	USA
95131

- and -	- and -

SMTC Manufacturing Corporation of	SMTC Mex Holdings, Inc.
Massachusetts	635 Hood Road
109 Constitution Blvd.	Markham, Ontario
Unit 160	Canada,
Franklin, Massachusetts	L3R 4N6
USA

Attention: Jane Todd

Dear Sirs:

Re:	Wachovia Capital Finance Corporation (Canada) and SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Wisconsin, SMTC Manufacturing Corporation of Massachusetts and SMTC Mex Holdings, Inc.

Reference is made to a Loan Agreement dated as of June 1, 2004 as amended March 10, 2005, August 17, 2005 and June 12, 2006 (the “Loan Agreement”) between SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Wisconsin, SMTC Manufacturing Corporation of Massachusetts and SMTC Mex Holdings, Inc., as borrowers (“Borrowers”), and Congress Financial Corporation (Central), now known as Wachovia Capital Finance Corporation (Central), as lender (“Lender”). All capitalized terms used in this notice of extension but not defined herein have the meanings given to such terms in the Loan Agreement.

Borrowers are hereby given notice that Lender has agreed to extend the Renewal Date of the Loan Agreement to October 15, 2007. All other terms and conditions of the Loan Agreement remain in full force and effect, unamended. Borrowers agree to pay to Lender an (1) early termination fee equal to 0.50% of the US Maximum Credit if the Loan Agreement is terminated prior to October 15, 2007 and (2) an extension fee of US$5,000.00 on the date of acceptance by Borrowers of this notice of extension.

Yours very truly,

WACHOVIA CAPITAL FINANCE

CORPORATION (CENTRAL)

By: /s/ Niall Hamilton

Name: Niall Hamilton

Title: Senior Vice President

          Wachovia Capital Finance Corporation (Canada)

The undersigned Borrowers hereby acknowledge receipt of the foregoing notice of extension of the Loan Agreement and agree to same.

Dated this 2nd day of August, 2006.

SMTC MANUFACTURING	SMTC MANUFACTURING
CORPORATION OF CALIFORNIA	CORPORATION OF WISCONSIN

By: /s/ Jane Todd	By: /s/ Jane Todd
Name: Jane Todd	Name: Jane Todd
Title: SVP Finance & CFO	Title: SVP Finance & CFO

SMTC MANUFACTURING	SMTC MEX HOLDINGS, INC.
CORPORATION OF
MASSACHUSETTS

By: /s/ Jane Todd	By: /s/ Jane Todd
Name: Jane Todd	Name: Jane Todd
Title: SVP Finance & CFO	Title: SVP Finance & CFO

[Intentionally Left Blank]

Each of the undersigned Obligors hereby:

(a)	acknowledges, confirms and agrees that such Obligor’s Financial Agreements (as each of the same may have been amended, modified, supplemented, extended, renewed, restated or replaced) remain in full force and effect as at the date hereof in respect of each of the Borrower’s Obligations under the Loan Agreement, as renewed/extended as herein provided; and

(b)	acknowledges and confirms that such Obligor has received a copy of the Loan Agreement and this notice of extension and understands the terms thereof.

Dated this 2nd day of August, 2006.

SMTC CORPORATION	SMTC MANUFACTURING
CORPORATION OF NORTH
CAROLINA

By: /s/ Jane Todd	By: /s/ Jane Todd
Name: Jane Todd	Name: Jane Todd
Title: SVP Finance & CFO	Title: SVP Finance & CFO

HTM HOLDINGS, INC.	RADIO COMPONENTES DE MEXICO,
S.A. DE C.V.

By: /s/ Jane Todd	By: /s/ Jane Todd
Name: Jane Todd	Name: Jane Todd
Title: SVP Finance & CFO	Title: SVP Finance & CFO

SMTC DE CHIHUAHUA, S.A. DE C.V.

By: /s/ Jane Todd
Name: Jane Todd
Title: SVP Finance & CFO